Exhibit 10(o)

CBS CORPORATION

2005 RSU PLAN FOR OUTSIDE DIRECTORS

(as amended and restated through February 3, 2011)

ARTICLE I

GENERAL

Section 1.1    Purpose.

The purpose of the CBS Corporation 2005 RSU Plan for Outside Directors, as amended from time to time (the “Plan”), is to benefit and advance the interests of CBS Corporation, a Delaware corporation (the “Company”), and its subsidiaries by obtaining and retaining the services of qualified persons who are not employees of the Company or its subsidiaries to serve as directors and to induce them to make a maximum contribution to the success of the Company and its subsidiaries.

Section 1.2    Definitions.

As used in the Plan, the following terms shall have the following meanings:

(a)         “Agreement” shall mean the written agreement and/or certificate or other documentation governing an Award under the Plan, which shall contain terms and conditions not inconsistent with the Plan and which shall incorporate the Plan by reference.

(b)         “Annual RSU Grant” shall mean a grant of Director RSUs made pursuant to Section 2.1(b), Section 2.1(c), Section 2.1(d) or Section 2.1(e).

(c)          “Award” shall mean any Director RSU or Dividend Equivalent.

(d)         “Board” shall mean the Board of Directors of the Company.

(e)         “Class B Common Stock” shall mean the shares of Class B Common Stock, par value $0.001 per share, of the Company.

(f)          “Company” shall have the meaning set forth in Section 1.1.

(g)         “Director RSUs” shall mean a contractual right granted to a Participant pursuant to Article II to receive shares of Class B Common Stock, subject to the terms and conditions set forth in the Plan. Director RSUs shall be settled exclusively in Class B Common Stock. Director RSUs include the Initial RSU Grants, the Prorated RSU Grants and the Annual RSU Grants.

(h)         “Dividend Equivalent” shall mean a right to receive a payment based upon the value of the regular cash dividend paid on a specified number of shares of Class B Common Stock as set forth in Article III below. Payment in respect of Dividend Equivalents upon settlement shall be in shares of Class B Common Stock except as set forth in Article III below.

(i)          “Effective Date” shall mean the effective date of the Plan provided for in Article VII below.

(j)          “Fair Market Value” of a share of Class B Common Stock on a given date shall mean, unless otherwise determined by the Board, the closing price on such date on the New York Stock Exchange or other principal stock exchange on which the Class B Common Stock is then listed, as reported by The Wall Street Journal (Northeast edition) as the 4:00 p.m. (New York time) closing price or as reported by any other authoritative source selected by the Company.

(k)         “Initial RSU Grant” shall have the meaning set forth in Section 2.1.

(l)          “Outside Director” shall mean any member of the Board who is not an employee of the Company or any of its Subsidiaries.

(m)        “Participant” shall mean any Outside Director to whom Awards have been granted under the Plan.

(n)         “Plan” shall have the meaning set forth in Section 1.1.

(o)         “Prorated RSU Grant” shall have the meaning set forth in Section 2.1.

(p)         “RSUs” shall have the meaning set forth in Section 2.1.

(q)         “Stock Option Plan” shall mean the CBS Corporation 2000 Stock Option Plan for Outside Directors, as amended from time to time.

(r)          “Subsidiary” shall mean a corporation (or a partnership or other enterprise) in which the Company owns or controls, directly or indirectly, more than 50% of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).

Section 1.3    Administration of the Plan.

The Plan shall be administered by the members of the Board who are not Outside Directors, and such Board members shall determine all questions of interpretation, administration and application of the Plan. Such Board members’ determinations shall be final and binding in all matters relating to the Plan. The Board may authorize any officer of the Company to execute and deliver an Agreement on behalf of the Company to a Participant.

Section 1.4    Eligible Persons.

Awards shall be granted only to Outside Directors.

Section 1.5    Class B Common Stock Subject to the Plan.

Subject to adjustment in accordance with the provisions of Article IV hereof, the maximum number of shares of Class B Common Stock available for Awards made under the Plan on or after January 1, 2009, when aggregated with the number of shares of Class B Common Stock available for awards made under the Stock Option Plan on or after January 1, 2009, shall be 1,681,995 shares plus any shares that are available to be regranted pursuant to the last sentence of this Section 1.5. The shares of Class B Common Stock shall be made available from authorized but unissued shares of Class B Common Stock or from shares of Class B Common Stock issued and held in the treasury of the Company. The settlement of any Awards under the Plan in any manner shall result in a decrease in the number of shares of Class B Common Stock which thereafter may be issued for purposes of this Section 1.5 by the number of shares issued upon such settlement. Shares of Class B Common Stock with respect to which Awards lapse, expire or are cancelled without being settled or are otherwise terminated may be regranted under the Plan.

ARTICLE II

RESTRICTED SHARE UNITS

Section 2.1    Grants of Restricted Share Units (“RSUs”).

(a)         On the date of the Company’s 2005 Annual Meeting of Stockholders, each Outside Director as of such date shall automatically be granted a number of Director RSUs determined by dividing (i) $55,000 by (ii) the Fair Market Value of one share of Class B Common Stock on the date of grant, with each fractional RSU rounded up to the next highest whole RSU (the “Initial RSU Grant”). The Initial RSU Grant is made in respect of the period from the date of the Company’s 2005 Annual Meeting of Stockholders through January 31, 2006, and only persons who are Outside Directors as of the Company’s 2005 Annual Meeting of Stockholders shall be entitled to receive the Initial RSU Grant.

(b)         On January 31, 2006 and 2007, each Outside Director shall automatically be granted a number of Director RSUs determined by dividing (i) $55,000 by (ii) the Fair Market Value of one share of Class B Common Stock on the date of grant, with each fractional RSU rounded up to the next highest whole RSU.

(c)          On January 31, 2008 and 2009, each Outside Director shall automatically be granted a number of Director RSUs determined by dividing (i) $75,000 by (ii) the Fair Market Value of one share of Class B Common Stock on the date of grant, with each fractional RSU rounded up to the next highest whole RSU.

(d)        On January 31, 2010 and 2011, each Outside Director shall automatically be granted a number of Director RSUs determined by dividing (i) $100,000 by (ii) the Fair Market Value of one share of Class B Common Stock on the date of grant, with each fractional RSU rounded up to the next highest whole RSU.

(e)        On January 31, 2012 and each January 31st thereafter, each Outside Director shall automatically be granted a number of Director RSUs determined by dividing (i) $145,000 by (ii) the Fair Market Value of one share of Class B Common Stock on the date of grant, with each fractional RSU rounded up to the next highest whole RSU.

(f)         Effective November 1, 2007, in the event that an Outside Director joins the Board following the date of an Annual RSU Grant, but during the calendar year of the grant, such Outside Director shall automatically receive, five (5) business days following the date he or she joins the Board, a Prorated RSU Grant. A “Prorated RSU Grant” shall mean a grant of a number of Director RSUs determined by dividing (i) the product of (a) the value of the Annual RSU Grant for that calendar year divided by 12 and (b) the number of months remaining in such calendar year from the date the Outside Director joins the Board (counting the month of joining as a full month), by (ii) the Fair Market Value of one share of Class B Common Stock on the date of grant, with each fractional RSU rounded up to the next highest whole RSU.

With respect to calendar year 2007, an Outside Director who joined the Board following the date of the 2007 Annual RSU Grant but prior to November 1, 2007 shall receive a Prorated RSU Grant on November 1, 2007.

(g)        With respect to the Initial RSU Grant, each Annual RSU Grant and each Prorated RSU Grant, if the relevant date of grant is not a business day on which the Fair Market Value can be determined, then the Fair Market Value shall be determined as of the last business day preceding the relevant date of grant on which the Fair Market Value can be determined. The terms and conditions of the Director RSUs shall be set forth in an Agreement which shall be delivered to the Participants reasonably promptly following the relevant date of grant of such Director RSUs.

Section 2.2    Vesting.

Director RSUs shall be settled only to the extent the Participant is vested therein. Subject to Section 2.3(b), the Initial RSU Grant and each Annual RSU Grant shall vest on the first anniversary of the relevant date of grant. A Prorated RSU Grant shall vest on the first anniversary of the date of grant of the Annual RSU Grant that was awarded during the calendar year in which the Participant received such Prorated RSU Grant.

Section 2.3    Settlement of Restricted Share Units.

(a)    Settlement.    On the date on which Director RSUs vest, all restrictions contained in the Agreement covering such Director RSUs and in the Plan shall lapse as to such Director RSUs, and the Director RSUs shall be payable in shares of Class B Common Stock and shall be evidenced in such manner as the Board in its discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of one or more stock certificates. If stock certificates are issued, such certificates shall be delivered to the Participant or such certificates shall be credited to a brokerage account if the Participant so directs; provided , however, that such certificates shall bear such legends as the Board, in its sole discretion, may determine to be necessary or advisable in order to comply with applicable federal or state securities laws.

(b)    Settlement in the Event of Termination of Services.    If the services of a Participant as a director of the Company terminate for any reason, the Participant shall forfeit all unvested Director RSUs as of the date of such event.

(c)    Deferral of Settlement.    Notwithstanding Section 2.3(a), a Participant may elect to defer settlement of any or all Director RSUs to a date subsequent to the vesting date of such Director RSUs, provided that: (i) with respect to each Annual RSU Grant, such election to defer is made no later than December 31 of the year prior to the year in which the Outside Director performs any of the services for which such Director RSUs are granted; (ii) with respect to the Initial RSU Grant, such election to defer is made within 30 days of the date of the Company’s 2005 Annual Meeting of Stockholders; and (iii) with respect to each Prorated RSU Grant, such election to defer is made prior to the date of grant, except that, with respect to Prorated RSU Grants for the calendar year 2007, such grants shall not be eligible for deferral. Settlement of any deferred Director RSUs shall be made in a single distribution or three or five annual installments in accordance with the Participant’s deferral election. The single distribution or first annual installment, as applicable, will be payable on the later of (i) six months following the date of the Participant’s termination of services on the Board for any reason or (ii) January 31 of the calendar year following the calendar year in which the Participant’s services on the Board terminates for any reason.

ARTICLE III

 DIVIDEND EQUIVALENTS

The Participant shall be entitled to receive Dividend Equivalents on the Director RSUs in the event the Company pays a regular cash dividend with respect to the shares of Class B Common Stock. The Company shall maintain a bookkeeping record that credits the dollar amount of the Dividend Equivalents to a Participant’s account on the date that the Company pays such regular cash dividend on the shares of Class B Common Stock. Dividend Equivalents shall accrue on the Director RSUs until the Director RSUs vest, at which time they shall be paid in shares of Class B Common Stock determined by dividing (i) the aggregate amount credited in respect of such Dividend Equivalents by

(ii) the Fair Market Value on the vesting date, with any fractional shares resulting from this calculation rounded up to the next highest whole share. Payment of Dividend Equivalents that have been credited to the Participant’s account will not be made with respect to any Director RSUs that do not vest and are cancelled.

In addition, if the Participant elects to defer settlement of the Director RSUs, as permitted under Section 2.3(c), such Director RSUs will continue to earn Dividend Equivalents on the deferred Director RSUs through the settlement date. All such Dividend Equivalents credited to the Participant’s account with respect to deferred Director RSUs shall be converted, on the anniversary of the date on which the Director RSUs originally vested and on each anniversary thereof, as appropriate, until the Director RSUs are settled, into additional whole Director RSUs, based on the Fair Market Value of the Class B Common Stock on the respective dates. Such additional Director RSUs shall be deferred subject to the same terms and conditions as the Directors RSUs to which the Dividend Equivalents originally related.

ARTICLE IV

EFFECT OF CERTAIN CORPORATE CHANGES

In the event of any merger, consolidation, stock-split, dividend (other than a regular cash dividend), distribution, combination, recapitalization, reclassification, reorganization, split-off or spin-off that changes the character or amount of the shares of Class B Common Stock or any other changes in the corporate structure, equity securities or capital structure of the Company, the Board shall make such proportionate adjustments to (i) the number and kind of securities subject to any outstanding Awards, (ii) the number and kind of securities subject to the Initial RSU Grant, the Prorated RSU Grants and the Annual RSU Grants referred to in Section 2.1, and (iii) the maximum number and kind of securities available for issuance under the Plan referred to in Section 1.5, in each case, as it deems appropriate. The Board may, in its sole discretion, also make such other adjustments as it deems appropriate in order to preserve, but not increase, the benefits or potential benefits intended to be made available hereunder upon the occurrence of any of the foregoing events. The Board’s determination as to what, if any, adjustments shall be made shall be final and binding on the Company and all Participants. Adjustments under this Article shall be conducted in a manner consistent with any adjustments under the Stock Option Plan.

ARTICLE V

MISCELLANEOUS

Section 5.1    No Right to Re-election.

Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any of its members for re-election by the Company’s stockholders, nor confer upon any Participant the right to remain a member of the Board for any period of time, or at any particular rate of compensation.

Section 5.2    Restriction on Transfer.

The rights of a Participant with respect to any Awards under the Plan shall not be transferable by the Participant to whom such Awards are granted, except (i) by will or the laws of descent and distribution, (ii) upon prior notice to the Company, for transfers to members of the Participant’s immediate family or trusts whose beneficiaries are members of the Participant’s immediate family, provided that such transfer is being made for estate and/or tax planning purposes without consideration being received therefor, (iii) upon prior notice to the Company, for transfers to a former spouse incident to a divorce, or (iv) for such other transfers as the Board may approve, subject to any conditions and limitations that it may, in its sole discretion, impose.

Section 5.3    Stockholder Rights.

No grant of an Award under the Plan shall entitle a Participant, a Participant’s estate or a permitted transferee to any rights of a holder of shares of Class B Common Stock, except upon the delivery of shares as provided in Section 2.3(a) to a Participant, the Participant’s estate or the permitted transferee upon settlement of an Award.

Section 5.4    No Restriction on Right of Company to Effect Corporate Changes.

The Plan shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the shares of Class B Common Stock or the rights thereof or which are convertible into or exchangeable for shares of Class B Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

Section 5.5    Headings.

The headings of articles and sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

Section 5.6    Governing Law.

The Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

ARTICLE VI

AMENDMENT AND TERMINATION

The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, including, without limitation, amending the provisions for determining the amount of Director RSUs to be issued to an Outside Director, provided, however, that any amendment which under the requirements of applicable law or under the rules of the New York Stock Exchange or other principal stock exchange on which the shares of Class B Common Stock are then listed must be approved by the stockholders of the Company shall not be effective unless and until such stockholder approval has been obtained in compliance with such law or rule; and no alteration, amendment, suspension or termination of the Plan that would adversely affect a Participant’s rights under the Plan with respect to any Award made prior to such action shall be effective as to such Participant unless he or she consents thereto, provided, however, that no such consent shall be required if the Board determines in its sole discretion that any such alteration, amendment, suspension or termination is necessary or advisable to comply with any law, regulation, ruling, judicial decision or accounting standards or to ensure that Director RSUs or Dividend Equivalents are not subject to federal, state or local income tax prior to settlement.

ARTICLE VII

EFFECTIVE DATE AND TERM

Section 7.1    Plan History.

The Effective Date of the Plan is May 26, 2005, the date on which stockholder approval was first obtained at the Company’s 2005 Annual Meeting of Stockholders. The first amendment and restatement of the Plan became effective as of May 25, 2006, the date on which stockholder approval was obtained at the Company’s 2006 Annual Meeting of Stockholders. The second amendment and restatement of the Plan became effective as of May 23, 2007. The third amendment and restatement of the Plan became effective as of November 1, 2007. The fourth amendment and restatement of the Plan became effective as of June 9, 2009, the date on which stockholder approval was obtained at the Company’s 2009 Annual Meeting of Stockholders.  The fifth amendment and restatement of the Plan became effective as of January 29, 2010.  The sixth amendment and restatement of the Plan became effective as of February 3, 2011.

Section 7.2    Term of the Plan.

Unless earlier terminated in accordance with Article VI above, the Plan shall terminate on the date of the Company’s 2015 Annual Meeting of Stockholders, and no further Awards may be granted hereunder after such date.